Exhibit 10.3

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 13, 2007, among CLEARPOINT BUSINESS RESOURCES, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions parties to the Credit Agreement (as hereinafter defined) (collectively, the “Lenders”), and MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of February 23, 2007 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement to (i) increase the aggregate Term Loan Commitments of the Lenders by $2,000,000, (ii) modify the repayment schedule for the Term Loans and (iii) modify the pricing grid, all on the terms and subject to the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

2. Increase in the Term Loan Commitments. (a) The aggregate amount of the Term Loan Commitments is hereby increased from $3,000,000 to $5,000,000. In furtherance thereof, Schedule I to the Credit Agreement is hereby amended to read as set forth on the new Schedule I to Credit Agreement attached hereto as Exhibit A. On the Effective Date (as defined in Paragraph 8 hereof), the Term Loan Lender shall extend an additional Term Loan to the Borrower in the amount of $2,000,000. The proceeds of the new Term Loan shall be applied to the Revolving Credit Loans outstanding, with such payments being first applied to Base Rate Loans and then to Eurodollar Loans, with payment to Eurodollar Loans being applied in direct order of maturity.

(b) On and after the Effective Date, principal on the Term Loans shall be repaid in equal monthly installments of $83,333.33 on the first Business Day of each month, with the first such payment being due on the first Business Day in August 2007. In furtherance thereof, the fourth sentence of Section 2.1(b) of the Credit Agreement is hereby deleted and the following two sentences are inserted in lieu thereof:

Subject to any prepayment obligation provided in this Agreement, on and after the effective date of the First Amendment to Credit Agreement, dated as of July 13, 2007, the outstanding principal amount of the Term Loans shall be due and payable in monthly installments of $83,333.33 payable on the first Business Day of each month commencing on the first Business Day in August 2007, with a final balloon payment of all outstanding principal of the Term Loans due on the Term Loan Maturity Date. The Borrower shall also pay on the Term Loan Maturity Date all accrued and unpaid interest under the Term Loan Facility.

(c) On the Effective Date, the Borrower shall deliver to the Term Loan Lender a new Term Note in favor of such Lender in a principal amount equal to such Lender’s new Term Loan Commitment (the “New Note”). The New Note shall be in substitution for such Lender’s existing Term Note.

3. Applicable Margin. The definition of the term “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

“Applicable Margin”: (a) on any date, for any Revolving Credit Loan, the percentage per annum set forth below in the column entitled “Applicable Margin—Base Rate Loans” or “Applicable Margin—Eurodollar Loans,” as appropriate, opposite the Total Leverage Ratio set forth below as shown on the last Compliance Certificate delivered by the Borrower to the Administrative Agent pursuant to subsection 5.1(c) prior to such date:

Level	Total Leverage Ratio	Applicable Margin - Base Rate Loans	Applicable Margin - Eurodollar Loans
I	Less than or equal to 1.50 to 1.0	0%	1.50%

II	Greater than 1.50 to 1.0, but less than or equal to 2.50 to 1.0	0%	1.875%

III	Greater than 2.50 to 1.0	0%	2.25%

; provided, however, that (a) adjustments, if any, to the Applicable Margin for Revolving Credit Loans resulting from a change in the Total Leverage Ratio shall be effective five (5) Business Days after the Administrative Agent has received a Compliance Certificate, (b) in the event that no Compliance Certificate has been delivered for a fiscal quarter on or prior to the last date on which it can be delivered without violation of subsection 5.1(c), the Applicable Margin for Revolving Credit Loans from such date until such Compliance Certificate is actually delivered shall be that applicable under Level III and (c) in the event that the actual Total Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Applicable Margin for Revolving Credit Loans shall be recalculated for the actual period based upon such actual Total Leverage Ratio. Any additional interest on the Revolving Credit Loans resulting from the operation of clause (c) above shall be payable by the Borrower to the Administrative Agent, for the benefit of the Revolving Credit Lenders, within five (5) days after receipt of a written demand therefor from the Administrative Agent.

(b) on any date, for any Term Loan, the percentage per annum set forth below in the column entitled “Applicable Margin—Base Rate Loans” or “Applicable Margin—Eurodollar Loans”, as appropriate, opposite the Total Leverage Ratio set forth below as shown on the last Compliance Certificate delivered by the Borrower to the Administrative Agent pursuant to subsection 5.1(c) prior to such date:

Level	Total Leverage Ratio	Applicable Margin - Base Rate Loans	Applicable Margin - Eurodollar Loans
I	Less than or equal to 1.50 to 1.0	0%	1.875%

II	Greater than 1.50 to 1.0, but less than or equal to 2.50 to 1.0	0%	2.25%

III	Greater than 2.50 to 1.0	0%	2.625%

; provided, however, that (a) adjustments, if any, to the Applicable Margin for Term Loans resulting from a change in the Total Leverage Ratio shall be effective five (5) Business Days after the Administrative Agent has received a Compliance Certificate, (b) in the event that no Compliance Certificate has been delivered for a fiscal quarter on or prior to the last date on which it can be delivered without violation of subsection 5.1(c), the Applicable Margin for Term Loans from such date until such Compliance Certificate is actually delivered shall be that applicable under Level III and (c) in the event that the actual Total Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Applicable Margin for Term Loans shall be recalculated for the actual period based upon such actual Total Leverage Ratio. Any additional interest on the Term Loans resulting from the operation of clause (c) above shall be payable by the Borrower to the Administrative Agent, for the benefit of the Term Loan Lenders, within five (5) days after receipt of a written demand therefor from the Administrative Agent.

4. Commitment Fees. The definition of the term “Applicable Commitment Fee Percentage” contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

“Applicable Commitment Fee Percentage”: on any date, the percentage per annum set forth below opposite the Total Leverage Ratio set forth below as shown on the last Compliance Certificate delivered by the Borrower to the Administrative Agent pursuant to subsection 5.1(c) prior to such date:

Level	Total Leverage Ratio	Applicable Commitment Fee Percentage
I	Less than or equal to 1.50 to 1.0	0.15%

II	Greater than 1.5 to 1.0, but less than or equal to 2.50 to 1.0	0.20%

III	Greater than 2.50 to 1.0	0.25%

provided, however, that (a) adjustments, if any, to the Applicable Commitment Fee Percentage resulting from a change in the Total Leverage Ratio shall be effective five (5) Business Days after the Administrative Agent has received a Compliance Certificate, (b) in the event that no Compliance Certificate has been delivered for a fiscal quarter on or prior to the last date on which it can be delivered without violation of subsection 5.1(c), the Applicable Commitment Fee Percentage from such date until such Compliance Certificate is actually delivered shall be that applicable under Level III and (c) in the event that the actual Total Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Applicable Commitment Fee Percentage shall be recalculated for the applicable period based upon such actual Total Leverage Ratio. Any additional Commitment Fees resulting from the operation of clause (c) above shall be payable by the Borrower to the Administrative Agent, for benefit of the Revolving Credit Lenders, within five (5) days after receipt of a written demand therefor from the Administrative Agent.

5. Interest Payments.

(a) The definition of the term “Interest Payment Date” contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

“Interest Payment Date”: (a) as to any Revolving Credit Loan that bears interest at the Base Rate, each January 1, April 1, July 1 and October 1, (b) as to any Term Loan that bears interest at the Base Rate, the first Business Day of each calendar month, (c) as to any Eurodollar Loan, the last day of such Interest Period, (d) as to any Revolving Credit Loan, in addition to the foregoing, the Revolving Credit Termination Date and (e) as to any Term Loan, in addition to the foregoing, the Term Loan Maturity Date.

(b) Notwithstanding anything to the contrary, the Borrower may only select an Interest Period of one month for all or any portion of the Term Loans and therefore the Borrower shall not have the option of an Interest Period of two or three months on any Term Loan bearing interest at the Eurodollar Rate.

6. Existing Notes. The Lenders hereby agree to waive the requirement that the Borrower obtain a Subordination Agreement for each Existing Note and waive any Default or Event of Default caused by the Borrower’s failure to do so within sixty days of the Closing Date.

7. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

(a) After giving effect to this Amendment, there exists no Default or Event of Default under the Credit Agreement;

(b) No Material Adverse Change has occurred since March 31, 2007;

(c) The representations and warranties made in the Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except that any such representation and warranty that is given as of a particular date or period and relates solely to such date or period is true and correct in all material respects as of such date or period;

(d) Each of the Borrower and the other Loan Parties has all requisite power and authority, corporate or otherwise, to enter into and perform its obligations under this Amendment, the New Note, the Consent and Agreement of Guarantors attached hereto (the “Consent and Agreement of Guarantors”) and any other Loan Documents to which it is a party and to fulfill its obligations set forth herein and therein. The execution, delivery and performance of this Amendment, the borrowings under the Credit Agreement as amended hereby and the execution and delivery of the New Note and the other Loan Documents to which the Borrower or any other Loan Party is a party have been duly authorized by all requisite corporate or other action and will not violate or constitute a default under any Requirement of Law, or of any indenture, note, loan or credit agreement, license or any other agreement, lease or instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its

Subsidiaries or any of its or their Properties are bound. This Amendment, the New Note, the Consent and Agreement of Guarantors and the other Loan Documents have each been duly executed and delivered by each Loan Party thereto. This Amendment, the New Note, the Consent and Agreement of Guarantors and the other Loan Documents issued or to be issued hereunder constitute, the authorized, valid and legally binding obligations of the Borrower or other Loan Party(ies) party thereto enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles from time to time in effect relating to or affecting the rights of creditors generally.

(e) The making and performance of this Amendment, the New Note, the Consent and Agreement of Guarantors and the other documents or instruments executed in connection herewith will not (i) violate any provision of any law or regulation, federal, state or local, or the certificate or articles of incorporation, bylaws, certificate or articles of organization or operating agreement (as applicable) of the Borrower or any Guarantor, (ii) result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any agreement or instrument by which the Borrower or any Guarantor or its or their property may be bound, or (iii) affect the validity, perfection or priority of the interests of the Administrative Agent, for the benefit of the Lenders, in any collateral securing the Obligations.

8. Conditions Precedent. This Amendment shall become effective on the date that the Administrative Agent shall have received the following, all of which shall be in form and substance satisfactory to the Administrative Agent and its counsel (such date, the “Effective Date”):

(a) This Amendment duly executed and delivered by the Borrower, the Administrative Agent and the Lenders;

(b) The New Note duly executed and delivered by the Borrower;

(c) The Consent and Agreement of Guarantors, a form of which is attached as Exhibit B hereto, duly executed and delivered by the Guarantors;

(d) A certificate of the Secretary of the Borrower and each Guarantor certifying as to (i) the resolutions of the Boards of Directors of the Borrower and each Guarantor approving and adopting this Amendment, the New Note, the Consent and Agreement of Guarantors, the other documents and instruments executed in connection herewith, the transactions contemplated herein and authorizing execution and delivery hereof and thereof, certified by a secretary or assistant secretary of the Borrower or such Guarantor to be true and correct and in full force and effect as of the Effective Date and (ii) that there has been no changes to the organizational documents of such Person since the copies delivered on the Closing Date.

(e) A fee equal to $10,000 (50 basis points on the $2,000,000 increase in the Term Loans).

9. Affirmations. The Borrower hereby: (a) affirms all the provisions of the Credit Agreement and the other Loan Documents, as supplemented and amended hereby, (b) agrees that the terms and conditions of the Credit Agreement and the other Loan Documents shall continue in full force and effect as supplemented and amended hereby, (c) acknowledges, confirms and reaffirms that the collateral pledged under the Loan Document continues to secure the Obligations, including those arising under the Credit Agreement, as amended hereby, and (d) acknowledges and agrees that it has no defense, set-off, counterclaim or challenge against the payment of any sums currently owing under the Loan Documents or the enforcement of any of the terms or conditions thereof.

10. Limited Effect; No Waiver. Except as expressly modified hereby, the Credit Agreement and the other Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms. Except as provided in Paragraph 6 above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any existing or future Default or Event of Default, whether known or unknown or any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

11. Release and Indemnity. (a) Recognizing and in consideration of the Lenders’ agreements set forth herein, the Borrower and each Guarantor hereby waives and releases the Administrative Agent, the Lenders and their respective officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that the Borrower or such Guarantor ever had or now has against any of them through and including the date hereof arising out of or relating to any acts or omissions with respect to this Amendment, the Credit Agreement, the other Loan Documents or any other matters described or referred to herein or therein or related hereto or thereto.

(b) The Borrower and each Guarantor further hereby agrees to indemnify and hold the Administrative Agent, the Lenders and their respective officers, attorneys, agents and employees (collectively, the “Indemnified Parties”) harmless from any loss, damage, judgment, liability or expense (including counsel fees) suffered by or rendered against the Lenders or the Administrative Agent or any of them on account of anything arising out of this Amendment, the Credit Agreement, the other Loan Documents or any other document delivered pursuant hereto or thereto up to and including the date hereof; provided that, neither the Borrower nor any Guarantor shall have any obligation hereunder to any Indemnified Party with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnified Person as finally determined by a court of competent jurisdiction.

12. Integration. This Amendment constitutes the sole agreement of the parties with respect to the terms hereof and shall supersede all oral negotiations and the terms of prior writings with respect thereto.

13. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Miscellaneous.

(a) Expenses. The Borrower agrees to pay all of the Administrative Agent’s reasonable out-of-pocket fees and expenses incurred in connection with the preparation, negotiation and execution of this Amendment and the other documents executed in connection herewith, including without limitation, the reasonable fees and expenses of counsel to the Administrative Agent.

(b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(c) Successor and Assigns. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

(d) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

(e) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(f) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Chris Ferguson
Name:	Chris Ferguson
Title:	President

MANUFACTURERS AND TRADERS TRUST COMPANY as a Lender and as Administrative Agent

By:	/s/ David Mills
Name:	David Mills
Title:	Vice President

EXHIBIT A

Schedule I to Credit Agreement

SCHEDULE I

Lenders and Commitments

Lenders and Notice Information	Revolving Credit Commitment	Term Loan Commitment	Total Commitment
Manufacturers and Traders Trust Company 601 Dresher Road Horsham, PA 19044 Attention: David W. Mills Telecopy: (215) 956-7074	$20,000,000.00	$5,000,000.00	$25,000,000.00

Total	$20,000,000.00	$5,000,000.00	$25,000,000.00

2

EXHIBIT B

CONFIRMATION AND ACKNOWLEDGMENT OF GUARANTORS

CONSENT OF GUARANTORS

Each of the undersigned guarantors (each a “Guarantor”) consents to the provisions of the foregoing First Amendment to Credit Agreement (the “Amendment”) and confirms and agrees that: (a) such Guarantor’s obligations under its Guaranty dated as of February 23, 2007 (as amended, the “Guaranty”), relating to the Obligations (as defined in the Credit Agreement referred to in the Amendment) shall be unimpaired by the Amendment; (b) such Guarantor has no defenses, setoffs, counterclaims, discounts or charges of any kind against the Administrative Agent or any Lender, its officers, directors, employees, agents or attorneys with respect to the Guaranty and the other Loan Documents to which it is a party; (c) the provisions of Paragraph 11(a) and (b) of the Amendment are binding on such Guarantor as if such Guarantor signed the Amendment; (d) the collateral pledged under the Loan Documents continues to secure the Obligations, including those arising under the Credit Agreement, as amended by the Amendment; and (e) all of the terms, conditions and covenants in the Guaranty and the other Loan Documents to which it is a party remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment, including the increase in the Term Loans to $5,000,000. Each of the undersigned Guarantors certifies that all representations and warranties made in the Guaranty are true and correct in all material respects as of the date of the amendment. Unless otherwise defined herein, terms defined in the Credit Agreement referred to in the Amendment are used herein as therein defined.

WITNESS the due execution of this Consent as of the date of the Amendment, intending to be legally bound hereby.

ALLIED CONTRACT SERVICES, LLC

By:	/s/ Chris Ferguson
Name:	Chris Ferguson
Title:	President

CLEARPOINT RESOURCES, INC.

By:	/s/ Chris Ferguson
Name:	Chris Ferguson
Title:	President

MERCER VENTURES, INC.

By:	/s/ Chris Ferguson
Name:	Chris Ferguson
Title:	President

QUANTUM RESOURCE CORPORATION

By:	/s/ Chris Ferguson
Name:	Chris Ferguson
Title:	President

STAFFBRIDGE, INC.

By:	/s/ Chris Ferguson
Name:	Chris Ferguson
Title:	President

CLEARPOINT ADVANTAGE, LLC

By:	/s/ Chris Ferguson
Name:	Chris Ferguson
Title:	President

CLEARPOINT MANAGED SERVICES, LLC

By:	/s/ Chris Ferguson
Name:	Chris Ferguson
Title:	President

CLEARPOINT ADVANTAGE, LLC

By:	/s/ Chris Ferguson
Name:	Chris Ferguson
Title:	President